Exhibit 3
LABOPHARM INC.
GENERAL BY-LAWS
(Translation)

BY-LAW N° 1
Consolidated version as at July 5, 2001
(Including By-laws N° 1997-1, N° 1997-2, N° 1997-4, N° 1999-1 and N° 2001-1)

1.	INTERPRETATION

	1.01	Definitions and Interpretation
	1.02	Definitions of the Act
	1.03	Rules of Interpretation
	1.04	Discretion
	1.05	Passing of By-laws
	1.06	Precedence
	1.07	Titles

2.	HEAD OFFICE

	2.01	Judicial District
	2.02	Changes

3.	COMPANY SEAL

	3.01	Seal Optional
	3.02	Form and Tenor
	3.03	Custody and Use

4.	DIRECTORS

	4.01	Number
	4.02	Qualifications
	4.03	Election
	4.04	Term of Office
	4.05	Resignation
	4.06	Removal
	4.07	End of Term of Office
	4.08	Replacement
	4.09	De Facto Director
	4.10	Remuneration
	4.11	Indemnification of Directors and Officers
	4.12	Liability Exclusion
	4.13	Conflict of Interest or Duties

5.	POWERS OF DIRECTORS

	5.01	Principle
	5.02	Capital Stock
	5.03	Dividends
	5.04	Investments
	5.05	Restrictions

6.	MEETINGS OF THE BOARD OF DIRECTORS

	6.01	Calling of Meetings
	6.02	Annual Meeting
	6.03	Emergency Meeting
	6.04	Place of Meetings
	6.05	Quorum
	6.06	Procedure at Meetings
	6.07	Voting
	6.08	Participation by Telephone
	6.09	Waiver
	6.10	Resolution in Lieu of Meeting
	6.11	Adjournment

7.	OFFICERS

	7.01	Appointment or Election
	7.02	Qualification
	7.03	Cumulative Duties
	7.04	Term of Office
	7.05	Resignation and Removal
	7.06	Remuneration
	7.07	Powers and Duties
	7.08.01	Chairman of the Board
	7.08.02	Vice-Chairman of the Board
	7.08.03	Chairman and Chief Executive Officer

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	7.09	Vice-President, Research and Development
	7.10	Vice-President, Corporate Affairs
	7.11	Vice-President, Finance and Administration
	7.12	Other Vice-President
	7.13	Secretary

8.	COMMITTEES

	8.01	Appointment and Removal
	8.02	Vacancies
	8.03	Meetings
	8.04	Quorum and Procedure
	8.05	Powers
	8.06	Remuneration
	8.07	Advisory Committees

9.	MEETINGS OF SHAREHOLDERS

	9.01	Annual Meeting
	9.02	Special General Meeting
	9.03	Meeting Called on Demand of Shareholders
	9.04	Notice of Meeting
	9.05	Content of Notice
	9.06	Waiver of Notice
	9.07	Irregularities
	9.08	Meeting Chairman and Secretary
	9.09	Quorum
	9.10	Adjournment
	9.11	Voting Right
	9.12	Proxy
	9.13	Voting
	9.14	Poll
	9.15	Procedure
	9.16	Scrutineers
	9.17	Addresses of Shareholders
	9.18	Joint Shareholders
	9.19	Representative Shareholders

10.	SHARES AND SHARE TRANSFERS

	10.01	Share Certificates
	10.02	Replacement of Certificates
	10.03	Transfer Register
	10.04	Transfers
	10.05	Closing of Books
	10.06	Transfer Agents and Registrars

11.	FISCAL YEAR AND AUDITOR

	11.01	Fiscal Year
	11.02	Auditor

12.	CONTRACTS, BILLS OF EXCHANGE AND BANKING BUSINESS

	12.01	Contracts
	12.02	Bills of Exchange
	12.03	Deposits
	12.04	Furnishing Security

13.	DECLARATIONS

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LABOPHARM INC.
BY-LAW N° 1
Consolidated version as at July 5, 2001
(Including By-laws N° 1997-1, N° 1997-2, 1997-4, 1999-1 and 2001-1)
GENERAL BY-LAWS
1.	INTERPRETATION

1.01	DEFINITIONS AND INTERPRETATION. Unless otherwise provided or unless otherwise dictated by the context, in these By-laws:

“Act”: means the Companies Act (Quebec), as well as any act that may be substituted therefor, as well as the regulations made thereunder;

“Articles”: means the articles of incorporation, amendment or amalgamation of the Company attached to the certificate of incorporation, amalgamation or continuance as well as any amendment that may be made thereto;

“Board of Directors”: means all the Directors of the Company;

“By-laws”: means these by-laws, the other by-laws of the Company then in force, as well as all amendments thereto;

“Directors”: also means the Board of Directors;

“Officer”: means any of the persons appointed pursuant to section 7.

1.02	DEFINITIONS OF THE ACT. Subject to the foregoing, the definitions set out in the Act apply to the terms used in the By-laws.

1.03	RULES OF INTERPRETATION. Terms used in the singular include the plural and vice versa, terms used in the masculine include the feminine and vice versa, and terms applying to natural persons also apply to artificial persons, including partnerships and other unincorporated groups.

1.04	DISCRETION. Unless otherwise provided, where the By-laws confer a discretionary power on the Directors, the Directors may exercise such power according to their intent and when they deem appropriate, with integrity and good faith, and in the best interest of the Company.

1.05	PASSING OF BY-LAWS. The Directors may pass By-laws not contrary to the Act or the Articles of the Company and may, subject to the Act, repeal, amend or re-enact any by-law of the Company.

1.06	PRECEDENCE. In case of contradiction between the Act, the Articles or the By-laws, the Act shall take precedence over the Articles and the By-laws and the Articles shall prevail over the By-laws.

1.07	HEADINGS. The headings used in the By-laws are for reference purposes only and shall not be considered in the interpretation of the terms or provisions thereof.

2.	HEAD OFFICE

2.01	JUDICIAL DISTRICT. The head office of the Company shall be located in the judicial district of the province of Quebec indicated in the Articles of the Company at the address indicated in the notice sent to the Director at the time of sending of the Company’s Articles.

2.02	CHANGES. The Company may change the address of its head office within the boundaries of the judicial district indicated in its Articles by a resolution of the Directors. In addition, it may transfer its head office to another judicial district by amending its Articles, and such amendment will take effect from the date appearing on the certificate of amendment.

3.	COMPANY SEAL

3.01	SEAL OPTIONAL. The Company need not have a seal and in no case shall a document issued by the Company be invalid by reason that the seal is not affixed thereto. However, the Company may have one or more seals.

3.02	FORM AND TENOR. The Directors may determine the form and tenor of the Company’s seal.

3.03	CUSTODY AND USE. The seal, if any, will be kept at the head office of the Company and only an authorized Officer may affix it to a document issued by the Company.

4.	DIRECTORS

4.01	NUMBER. If the Board of Directors is composed of a minimum and maximum number of Directors, the precise number thereof, between such limits, will be determined from time to time by the shareholders of the Company.

4.02	QUALIFICATIONS. Unless otherwise provided in the Articles of the Company, a Director of the Company need not be a shareholder or a resident of Canada or Quebec. Moreover, any natural person may be a Director of the Company except a person who is under eighteen years of age, a person of full age under tutorship or curatorship, a person declared incapable by a court in another province or in another country, or an undischarged bankrupt.

4.03	ELECTION. Unless otherwise provided in the Articles of the Company, the Directors shall be elected at the annual general meeting of the shareholders by a simple majority of the votes.

4.04	TERM OF OFFICE. Each Director shall remain in office until the next annual meeting of the shareholders or until his successor is elected, unless his term of office ends prior to the expiry of the term. A Director whose term of office ends is re-eligible for office.

4.05	RESIGNATION. Any Director may resign his office at any time by sending a letter of resignation to the head office of the Company, by registered mail or courier. Such resignation shall take effect from the date of its sending or on any other subsequent date indicated by the resigning Director.

4.06	REMOVAL. Unless otherwise provided in the Articles, any Director may be removed from office prior to the expiry of the term, with or without reason, by the shareholders having the right to elect him, at a special general meeting called for such purpose, by a resolution adopted by the simple majority of the said shareholders. A Director who is to be removed shall be informed of the place, date and time of the meeting within the same period as that provided in the Act for calling the meeting. He may attend the meeting and be heard or, in a written statement read by the chairman of the meeting, give the reasons why he opposes the resolution proposing his removal.

4.07	END OF TERM OF OFFICE. The term of office of a Director shall terminate by reason of his death, resignation or removal or ipso facto if he is no longer qualified to be a Director.

4.08	REPLACEMENT. Any vacancy occurring amongst the Directors by death, resignation, disqualification or removal of a Director that is not filled by the shareholders may be filled by mere resolution of the Board of Directors, if there is a quorum. The Director appointed in replacement shall remain in office for the remainder of the unexpired term of his predecessor. However, the Directors remaining in office may continue to act notwithstanding the vacancy or vacancies provided a quorum exists.

4.09	DE FACTO DIRECTOR. Acts done by a person acting as a Director shall be valid notwithstanding the subsequent discovery of such person’s absence of qualification or any irregularity in his election or appointment to such office. Such presumption shall be valid only in respect of persons in good faith.

4.10	REMUNERATION. Subject to the Articles and the By-laws, the Directors shall fix, by resolution, their own remuneration as well as that of the Officers and employees of the Company. In the absence of any provision to the contrary, such remuneration shall be in addition to that received by the Director as an Officer or employee.

4.11	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Indemnity. Subject to the restrictions prescribed by the Companies Act (Quebec) (the “Act”), the Company shall indemnify any Director, Officer, former Director or former Officer thereof as well as any person who is acting or has acted at the request of the Company as a Director, Officer or senior executive of a company of which the Company is or was itself a shareholder or creditor, as well as their heirs or legal representatives, for all costs, disbursements and expenses, including any amount paid to settle an action or satisfy a judgment, which any such person has reasonably incurred by reason of any civil, penal or administrative action or proceeding in which he was a party by reason of the fact that he is or was a Director, Officer or senior executive of the Company or such company, provided:
(a)	that he acted with integrity and good faith in the best interests of the Company; and

(b)	in the case of a penal action or proceeding resulting in a judgment ordering payment of a sum of money, that there were reasonable grounds to believe that his conduct was in conformity with the law.
Insurance. To the extent permitted by the Act, the Company may purchase and maintain, for the benefit of any person mentioned hereinabove, insurance against any type of liability which may be established from time to time by the Board of Directors.

4.12	LIABILITY EXCLUSION. The Director shall be liable only in cases of grievous offence, gross negligence or fraud in respect of the Company. In addition, the Company shall indemnify the Director and hold him harmless from and against any liability he may have in respect thereof by reason of mere negligence, an improper act or a fault committed in good faith, including, but without restricting the generality of the foregoing, as a result of a loss that is due to the deficient title of a property acquired by the Company or the insufficiency of the security required to guarantee obligations in respect of the Company and as a result of any loss or damage that is due to an external cause, bankruptcy or the insolvency of a third person.

4.13	CONFLICTS OF INTEREST OR DUTIES. Any Director or Officer who engages in transactions as principal with the Company or who contracts both personally and as a representative of the Company shall disclose his interest to the Board of Directors and, if he is present at the time the Board of Directors makes a decision on the contract, shall abstain from voting and deliberating on such contract. At the request of the President or any Director, the Director shall leave the meeting while the Board of Directors deliberates and votes on the contract. A general notice to the Board of

Directors by a Director or Officer of the Company, declaring that he is a Director, Officer or senior executive of or has a material interest in a person and is to be regarded as interested in any contract made with that person, is a sufficient declaration of interest in relation to any contract so made. However, the Directors of the Company may grant hypothecary or other security on the property of the Company to any Officer who binds himself personally as surety of the Company’s obligations or otherwise. The Directors may also be members of boards of directors of other enterprises and act as consultants or otherwise for the said enterprises provided that such enterprises do not have operations in the same sector of activities as the Company.

5.	POWERS OF DIRECTORS

5.01	PRINCIPLE. The Directors may exercise all the powers of the Company.

5.02	CAPITAL STOCK. Subject to the Act and the Articles, the Directors have full powers over the capital stock of the Company. They may, in particular, by resolution, accept subscriptions for shares, allot, distribute and issue shares or otherwise dispose of shares in favour of any natural or artificial person, association or group for a consideration not contrary to the Act or the Articles.

5.03	DIVIDENDS. The Directors may declare and pay dividends to the shareholders of the Company in accordance with their respective rights. The Directors shall not be bound to proceed with any distribution of the profits of the Company. They may hence withdraw such profits in whole or in part in order to keep them as a reserve of any nature whatsoever. Dividends payable in respect of a par-value share which is not fully paid up shall be reduced by the amount of the balance remaining due on such share. Instead of declaring a cash dividend, the Directors may issued fully paid-up shares or they may use the amount of such dividends to pay for the Company’s previously issued shares that have not been fully paid up.

5.04	INVESTMENTS. Without restricting the powers conferred on the Company pursuant to the Act or the Articles, the Company may use its funds or assets, in whole or in part, to purchase shares or other securities of any other corporation or artificial person.

5.05	RESTRICTIONS. The following matter shall be adopted only with the prior approval of the Directors representing sixty-six and two-thirds (66 2/3) of the members of the Board of Directors present at a meeting duly called at which there is a quorum:
5.05.01	any change in the head office or any of the principal places of business of the Company
6.	MEETINGS OF THE BOARD OF DIRECTORS

6.01	CALLING OF MEETINGS. The Chairman of the Board of Directors, the President and Chief Executive Officer, any Vice-President, two Directors or the Secretary may

call meetings of the Board of Directors. A notice of meeting shall be sufficient if it indicates the place, date and time of the meeting, if it contains a brief, but complete, summary of the matters that will be on the meeting agenda and if it is hand-delivered or sent by registered or certified mail no less than ten (10) days prior to the date of the meeting. It shall be sent to the last known work or residence address of the Director. If the address of a Director does not appear in the Company’s books, such notice of meeting may be mailed to the address at which the sender considers that the notice is most likely to reach the Director promptly. The notice shall be given by the Secretary or another Officer designated by the Chairman of the Board of Directors of the Company or the Directors, if the Secretary is unable to act.

6.02	ANNUAL MEETING. Each year, immediately after the annual general meeting of shareholders, a meeting of the new Directors who are then present shall be held without further notice, provided a quorum is present, to appoint the Officers of the Company and to transact any other business that may be brought before the Board of Directors.

6.03	EMERGENCY MEETING. However, it will be possible to call emergency meetings upon notice of no less than two (2) business days and, in this case only, the meeting notice may be sent by facsimile provided that receipt thereof is acknowledged by the addressees and that an original copy of the meeting notice is subsequently transmitted to them, as soon as possible, by special delivery. Such notice shall indicate the place, date and time of the meeting and contain a brief, but complete, summary of the matters that will be on the meeting agenda.

6.04	PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the head office of the Company or any other location established by the Directors.

6.05	QUORUM. The quorum at meetings of the Board of Directors shall be fixed at the majority of Directors elected or appointed at the last annual meeting. The quorum of Directors so provided shall exist throughout the Board meeting.

6.06	PROCEDURE AT MEETINGS. The chairman of meetings of the Board of Directors shall see that meetings run smoothly, shall submit to the Board of Directors motions on which a vote of the Directors is to be taken and, generally, shall conduct the proceedings and deliberations thereat.

6.07	VOTING. Subject to these By-laws, every Director shall be entitled to one vote. All matters submitted to the Board of Directors shall be decided by no less than the majority of the voting Directors. The vote shall be taken by a show of hands unless a poll is requested by the meeting chairman or a Director. If the vote is taken by poll, the meeting secretary shall act as scrutineer and count the votes. Voting by proxy shall not be permitted at meetings of the Board of Directors. The meeting chairman shall not have a casting vote in the event of an equality of votes.

6.08	PARTICIPATION BY TELEPHONE. A Director may, if all the Directors of the Company consent, whether such consent is given prior to, during or after the meeting, participate in a meeting of the Board of Directors by such means, particularly by telephone, as permit all persons participating in the meeting to hear each other. In such a case, the Director is deemed to be present at the meeting.

6.09	WAIVER. Any shareholder may, in writing, by telegram, cablegram or telex sent to the head office of the Company, waive any notice of a meeting of the Board of Directors or any change in the notice or even waive the holding of the meeting; such a waiver may be validly given prior to, during or after the meeting concerned. The shareholder’s attendance at the meeting is such waiver except where he attends a meeting for the express purpose of objecting to the holding of the meeting on the ground, inter alia, that the manner of calling it was irregular.

6.10	RESOLUTION IN LIEU OF MEETING. A resolution in writing, signed by all the Directors entitled to vote on that resolution at a meeting of the Board of Directors, is as valid as if it had been passed at a meeting. A copy of every resolution shall be kept with the minutes of the proceedings of the Board of Directors or the Executive Committee.

6.11	ADJOURNMENT. The chairman of the meeting may, with the consent of the Directors present at a meeting of the Board of Directors, adjourn any meeting of the Directors to a date and place which he shall determine, without any requirement to give a new notice to the Directors. At the continuation of the adjourned meeting, the Board of Directors may validly deliberate in accordance with the terms and conditions set out at the time of the adjournment provided that a quorum is present. The Directors forming a quorum at the original meeting are not required to form a quorum at the continuation of the meeting. If a quorum is not present at the continuation of the meeting, the meeting shall be deemed to have ended at the previous meeting during which the adjournment was announced.

7.	OFFICERS

7.01	APPOINTMENT OR ELECTION. The Directors may elect from among themselves a Chairman and a Vice-Chairman of the Board of Directors. The Directors may also appoint any other Officer of the Company such as the President and Chief Executive Officer, one or more Vice-Presidents, a Secretary, as well as one or more than one Assistant Secretary and one or more than one Assistant
Vice-President, Finance and Administration, a Comptroller and a General Manager. Finally, the Directors may create other offices and appoint Officers to such offices to represent the Company and perform the duties determined by the Directors.

7.02	QUALIFICATION. With the exception of the Chairman and the Vice-Chairman of the Board of Directors, the Officers need not be Directors of the Company.

7.03	CUMULATIVE DUTIES. The same person may hold two or more offices in the Company as long as such offices are not incompatible. When the same person holds the offices of Secretary and Treasurer, he may designated as the Secretary-Treasurer of the Company.

7.04	TERM OF OFFICE. The Officers of the Company shall remain in office until their successors are chosen by the Board of Directors, subject to the right of the Directors to remove them prior to the expiry of their term of office.

7.05	RESIGNATION AND REMOVAL. Any Officer may resign by forwarding a letter of resignation to the head office of the Company, by mail or courier. The Directors may remove any Officer of the Company and may proceed with the election or appointment of his replacement. However, the removal of an Officer shall take place only subject to any contract of employment existing between the Officer and the Company.

7.06	REMUNERATION. The remuneration of the Officers of the Company shall be fixed by the Board of Directors.

7.07	POWERS AND DUTIES. Subject to the Articles and By-laws, the Directors shall determine the powers of the Company’s Officers. The Directors may delegate all their powers to the Officers except those which they are obligated to exercise pursuant to the Act. In case of absence, incapacity, refusal or failure to act or for any other reason which the Directors deem sufficient, the Board of Directors may delegate the powers of an Officer to any other Officer, exceptionally and for the period determined by it.

7.08.1	CHAIRMAN OF THE BOARD OF DIRECTORS. A Chairman of the Board of Directors shall be elected from among the Directors. He shall preside at all meetings of the Board of Directors and at all meetings of shareholders and shall exercise such powers and authority and perform such other duties as the Board of Directors may from time to time prescribe.

7.08.2	VICE-CHAIRMAN OF THE BOARD OF DIRECTORS. A Vice-Chairman of the Board of Directors shall be elected from among the Directors. He shall exercise such powers and authority and perform such other duties as the Board of Directors may from time to time prescribe. The Vice-Chairman of the Board of Directors shall preside at meetings of the Board of Directors and at any meeting of the shareholders, in case of absence, incapacity or failure to act of the Chairman of the Board of Directors.

7.08.3	PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the principal Officer of the Company and, subject to the control of the Board of Directors, shall supervise, administer and manage the affairs of the Company generally. If he is a Director, the President and Chief Executive Officer shall be an ex officio member of the Executive Committee, if any, and shall preside at the meetings thereof. The President and Chief Executive Officer shall exercise any other power and authority and perform any other duty which may be prescribed from time to time by the Board of Directors of the Company.
7.09	VICE-PRESIDENT, RESEARCH AND DEVELOPMENT. The Vice-President, Research and Development, shall be responsible for research and scientific development and shall perform such duties as may be entrusted to him by the Board of Directors or the President and Chief Executive Officer.

7.10	VICE-PRESIDENT CORPORATE AFFAIRS. The Vice-President, Corporate Affairs, shall be responsible for the Company’s planning, as well as the implementation and monitoring of any corporate policy of the Company; he shall also exercise such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the President and Chief Executive Officer.

7.11	VICE-PRESIDENT, FINANCE AND ADMINISTRATION. The Vice-President, Finance and Administration, shall be in charge of the Company’s finances and administration generally. He shall deposit the money and other securities of the Company in the name and to the credit of the Company in any bank or financial institution which may be designated by the Directors. He shall be responsible for the Company’s investments and shall implement the policies established in such respect by the Board of Directors or the President and Chief Executive Officer. Whenever so required, he shall render account to the Directors or the President and Chief Executive Officer of the Company’s financial position and all transactions carried out by him as Treasurer. He shall prepare, maintain and keep or cause to be kept appropriate books of account and accounting records. He shall perform such duties as may be entrusted to him by resolution of the Directors or as are inherent in his office.

7.12	OTHER VICE-PRESIDENT. The Board of Directors may appoint any other Vice-President, who shall then exercise such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the President and Chief Executive Officer.

7.13	SECRETARY. The Secretary shall have custody of the documents and records of the Company. He shall act as secretary at meetings of the Board of Directors and meetings of shareholders. He shall give notice or cause notice to be given of any meeting of the Board of Directors or its committees and any meeting of shareholders, as the case may be. He shall keep minutes of all meetings of the Directors and all meetings of shareholders in a book to be kept for such purpose. He shall be responsible for the archives of the Company, including books containing the names and addresses of the members of the Board of Directors of the Company, together with copies of all reports made by the Company and any other book or document which the Directors may designate as being under his custody. He shall countersign the minutes and share certificates and shall carry out such mandates as may be entrusted to him by the Directors or the President and Chief Executive Officer. An Assistant Secretary may

exercise such powers and perform such duties as may be delegated to him by the Directors or the Secretary.

8.	COMMITTEES

8.01	APPOINTMENT AND REMOVAL. When the Board of Directors is composed of over six (6) members, it may choose from among its members an Executive Committee, an Audit Committee, a Human Resources Committee as well as any other Board committee which may be deemed necessary by the Board of Directors. Any such committee shall be composed of at least three (3) members. Any member shall sit on such committee as long as he remains a Director. The Directors may remove, with or without reason, any member of a committee of the Board of Directors.

8.02	VACANCIES. The Board of Directors may, by choosing from among its members, fill any vacancy occurring in a committee of the Board of Directors for any reason whatsoever.

8.03	MEETINGS. The Chairman of the Board of Directors or any person appointed by the Board of Directors may call meetings of the Executive Committee at any time by following the procedure established for calling meetings of the Board of Directors. Meetings of the Executive Committee shall be chaired by the Chairman of the Board of Directors or, in his absence, by a chairman which the members present shall choose from among themselves. Meetings of the other committees of the Board of Directors shall be chaired by a chairman which the members present shall choose from among themselves. The Secretary of the Company shall also act as secretary of any such committee unless otherwise ordered by the Board of Directors. Resolutions in writing signed by all the members of a committee shall be as valid as if they had been passed at a meeting of such committee.

8.04	QUORUM AND PROCEDURE. The quorum at meetings of committees of the Board of Directors shall be established as the majority of members of any such committee. The procedure to be followed at meetings of such committees shall be the same as that established for meetings of the Board of Directors.

8.05	POWERS. The Executive Committee shall have all the powers of the Board of Directors for purposes of administering the daily business of the Company, with the exception of powers which, pursuant to the Act, are to be exercised by the Directors as well as all powers which may be expressly reserved by the Directors for themselves.

The Audit Committee shall review the financial statements of the Company and its subsidiaries before they are submitted to the Board of Directors and shall meet the Officers and Auditors of the Company for such purpose. It shall ensure that the Company complies with the administrative and accounting policies established by the Board of Directors.

The Human Resources Committee shall recommend to the Board of Directors the remuneration, profit-sharing and benefit policies applicable to the Directors, executives and employees of the Company. It shall ensure that the Company complies with any such policy and shall transmit its recommendations to the Board of Directors in the event that it considers it appropriate to deviate from any such policy in a particular case.

The committees of the Board of Directors shall render account of their activities at each meeting of the Board of Directors and the Directors may modify, confirm or invalidate the decisions made by any such committee, subject to the rights of third persons and shareholders in good faith.

8.06	REMUNERATION. The members of any committee of the Board of Directors shall be entitled to such remuneration for their services as may be established by resolution of the Directors.

8.07	ADVISORY COMMITTEES. The Board of Directors may form any advisory committee which it may deem necessary or useful to the Company. Any such committee shall be composed of at least three (3) persons including at least one member of the Board of Directors. The Directors may remove, with or without reason, any member from such an advisory committee. An advisory committee shall carry out the mandate that is entrusted to it by the Board of Directors and may not in any manner bind the Company or act on its behalf. Any such committee shall establish its internal management rules and shall act in accordance with any applicable resolution of the Board of Directors.

9.	MEETINGS OF SHAREHOLDERS

9.01	ANNUAL MEETING. The annual meeting of shareholders of the Company shall be held yearly at the head office of the Company or at such other place in the province of Quebec, on such date and at such time as may be fixed from time to time by resolution of the Directors to receive and consider the financial statements together with the Auditor’s report, to elect Directors, to appoint an Auditor and to consider and determine any other business that may properly come before the annual meeting. In addition, any annual meeting may also constitute a special meeting to consider and determine any business which may be determined at a special meeting, provided that the meeting notice mentions such business or that all the shareholders have given their unanimous consent. The annual meeting may also be held elsewhere than in the province of Quebec with the unanimous consent of the shareholders entitled to vote.

9.02	SPECIAL GENERAL MEETING. Special meetings of the shareholders may be called by the Directors or the Chairman of the Board of Directors of the Company and held either at the head office of the Company or at such other location as may be determined by the Directors or the Chairman of the Board of Directors.

9.03	MEETINGS CALLED ON DEMAND OF SHAREHOLDERS. A special meeting of shareholders shall be called by requisition of shareholders holding, on the date of deposit of the requisition, not less than ten (10) percent of the issued shares of the classes carrying voting rights at the meeting so requested. Such requisition shall state in general terms the subject of the discussion at the meeting requisitioned, be signed by the requisitioners and be deposited at the head office of the Company. Upon receipt of such a requisition, the Chairman of the Board of Directors of the Company or the Secretary shall call the meeting in accordance with the By-laws of the Company, failing which any Director may call such a meeting or such meeting may be called by the shareholders themselves in accordance with the Act.

9.04	NOTICE OF MEETINGS. Notice of each annual meeting and of each special meeting of the shareholders shall be sent to the shareholders entitled to attend the meeting by means of a written notice delivered by courier or mail to the respective addresses of such shareholders as they appear in the books of the Company, no less than twenty-one (21) days and no more than fifty (50) days prior to the date fixed for such meeting. If the address of any shareholder does not appear in the books of the Company, then such notice may be delivered by courier or mail to such address as the person sending the notice may consider to be the most likely to reach such shareholder promptly. The Chairman of the Board of Directors of the Company or the Secretary may decide, in his sole discretion, that a special meeting of the shareholders must be called urgently and may call such a meeting of the shareholders by telephone or telegram at least forty-eight (48) hours prior to the holding of such meeting. Notice of the continuation of an adjourned meeting need not be given.

9.05	CONTENT OF NOTICE. Any notice of meeting shall specify the place, date and time of the meeting. The notice of any annual meeting may, but need not, specify the purposes of the meeting, unless the meeting is called to adopt or ratify a by-law or to deal with and dispose of any matter that would normally be dealt with by a special meeting. The notice of an annual meeting shall specify in general terms any matter placed on the meeting agenda and to be resolved at such meeting. The signature on any notice of meeting may be handwritten, stamped, typewritten, printed or otherwise mechanically reproduced thereon.

9.06	WAVIER OF NOTICE. Any annual or special meeting of the shareholders may validly be held at any time and for any reason without the notice provided for in the Act or the By-laws when all the shareholders entitled to vote at the meeting waive such notice in writing. For the purpose of waiving the notice of meeting, the expression “in writing” shall be interpreted broadly and the waiver may be effected by telegram, facsimile or in any other written form. Notice of a meeting may be waived prior to, during or after the holding of such meeting. In addition, a shareholder’s attendance at a meeting is a waiver except where he attends a meeting for the express purpose of objecting to the holding of the meeting on the ground that the manner of calling it was irregular.

9.07	IRREGULARITIES. Irregularities in the notice or in the sending thereof, the involuntary omission to give such notice, or the non-receipt of any such notice by any of the shareholders shall not invalidate any meeting of shareholders. In addition, the accidental failure to mention in the notice of meeting any of the matters to be submitted to the meeting, when such matter is required to be mentioned, shall not prevent the meeting from considering such matter except where any shareholder is prejudiced or his interests are likely to be adversely affected as a result of such failure. A certificate of the Secretary or any other duly authorized Officer of the Company or any transfer agent or registrar of transfers of shares of the Company shall be conclusive evidence of the sending of a notice of meeting to the shareholders and shall be binding on every shareholder.

9.08	MEETING CHAIRMAN AND SECRETARY. The Chairman of the Board of Directors or, failing him, the Vice-Chairman of the Board of Directors, the President and Chief Executive Officer or a Vice-President, in that order, shall preside at meetings of shareholders. The Secretary of the Company shall act as secretary of meetings of shareholders. If such persons are absent or refuse to act, the shareholders and the proxyholders present may choose from among themselves a meeting chairman and secretary. The chairman of any meeting of shareholders may vote as a shareholder, and the meeting chairman shall not have a casting vote in case of an equality of votes.

9.09	QUORUM. A quorum at meetings of shareholders will be reached when the shareholders present in person at the meeting or represented by proxy duly accepted represent a percentage that is equal to not less than ten percent (10%) in value of the voting shares of the issued and outstanding capital stock of the Company. Where a quorum is reached at the opening of a meeting of shareholders, the shareholders present may proceed with the business of such meeting notwithstanding that a quorum is not present throughout such meeting.

9.10	ADJOURNMENT. If a quorum is not reached at the opening of a meeting of shareholders, the shareholders present and entitled to vote shall have the power to adjourn the meeting until a quorum is reached. Any meeting so adjourned may be resumed, without notice, when the required quorum is reached, and such meeting may consider, deal with and dispose of the business for which it was originally called.

9.11	VOTING RIGHT. Subject to the Articles and By-laws, each shareholder duly recorded in the registers of the Company shall be entitled to as many votes as he owns shares carrying voting rights at meetings of the Company. No shareholder shall have the right to vote at a meeting personally, by proxy or by representative, unless he has paid any balance owing on the price of all called shares at their par value held by him.

9.12	PROXY. Any person entitled to vote at meetings of shareholders may exercise such right by appointing a proxy. Every person, whether he is a shareholder of the Company or not, may act as a proxy. The instrument appointing a proxy shall be signed by the shareholder or his mandatary authorized in writing or, if the shareholder is a artificial person, either by an Officer or a senior executive or by a duly authorized mandatary of such artificial person. Such proxy shall be valid only at the meeting for which it was given as well as for any continuation of such meeting in case of adjournment. The instrument appointing a proxy may be drafted in the form determined from time to time by the Board of Directors.

The instrument appointing a proxy may be revoked at any time and shall entail the revocation of any former instrument appointing a proxy. The instrument appointing a proxy need not be signed before a witness. A proxyholder may hold proxies of several shareholders. The proxy appointing a proxyholder may be written or sent by telegram or facsimile to the head office of the Company.

9.13	VOTING. Every question submitted to any meeting of shareholders shall be decided by a show of hands, unless a poll is requested or the meeting chairman requires another voting procedure.

9.14	POLL. The vote shall be taken by poll where the meeting chairman or a person entitled to vote so requests. Each shareholder or attorney shall remit to the scrutineer a ballot on which he shall enter his name, the name of the shareholder or shareholders of whom he holds a proxy, as the case may be, the number of votes he has and the manner in which he is exercising his voting rights.

9.15	PROCEDURE. The chairman of any meeting of shareholders shall conduct the proceedings and ensure that good order is maintained thereat. Subject to the Articles and the By-laws, he shall establish the procedure reasonably and impartially in accordance with the rules generally followed at deliberative assemblies. He shall decide all matters, including but without limiting the generality of the foregoing, matters regarding the validity of proxies. His decisions shall be final and binding on the shareholders.

9.16	SCRUTINEERS. The chairman of any meeting of shareholders may appoint one or more persons, whether they are Officers or shareholders of the Company or not, to act as scrutineers at such meeting of shareholders.

9.17	ADDRESSES OF SHAREHOLDERS. Every shareholder shall furnish to the Company an address to which all notices intended for him may be sent. Any notice sent to the shareholder whose name and address appear in the registers of the Company at the time the notice is sent may be set up against any person having acquired a right to any share as long as such person has not accordingly caused the registers of the Company to be modified by entering his own name and address therein.

9.18	JOINT SHAREHOLDERS. When two (2) or more persons jointly hold one or more shares, one of such persons attending the meeting of shareholders shall be entitled, in the absence of the other or others, to vote in respect of such share or shares; however, if several persons attend personally or by proxy, they shall vote together in respect of the share or shares held jointly by them.

9.19	REPRESENTATIVE SHAREHOLDERS. Where a person holds shares as a personal representative, such person or his proxy shall be entitled to vote at any meeting of shareholders in respect of the shares so held.

10.	SHARES AND SHARE TRANSFERS

10.01	SHARE CERTIFICATES. The form and tenor of certificates representing shares of the Company shall be approved by the Board of Directors. In addition, such share certificates shall bear the signature of the Chairman of the Board of Directors or the President and Chief Executive Officer and that of the Secretary or any Assistant Secretary of the Company. The signature may be engraved, lithographed or otherwise mechanically reproduced thereon. The share certificate bearing the signature so reproduced of an authorized Officer shall be valid, notwithstanding that the person whose signature is so reproduced has, on the date of the certificate or at the time the certificate is issued, ceased to be an Officer of the Company.

10.02	REPLACEMENT OF CERTIFICATES. When a shareholder declares under oath that the share certificate owned by him has been destroyed, damaged, lost or stolen by providing a description of the circumstances surrounding the event and, if required, furnishes security considered satisfactory, the Chairman of the Board of Directors or the President and Chief Executive Officer and the Secretary or any Assistant Secretary of the Company may issue a new certificate to him replacing the certificate that was destroyed, damaged, lost or stolen.

10.03	REGISTER OF TRANSFERS. A register of transfers shall be kept in the province of Quebec at the head office of the Company or at such other location as may be designated by resolution of the Directors. Branch registers of transfers may also be kept at any office of the Company or any other location, in Canada or elsewhere, which may be designated by resolution of the Directors. The register of transfers and the branch registers shall be kept by the Secretary or any other Officer to whom such duty is specifically entrusted or by any mandatary so designated by the Directors. Such registers shall be accessible every day, during normal business hours, except Saturdays, Sundays and statutory holidays, for inspection by the shareholders, the creditors of the Company, their representatives and any judgment creditor of a shareholder. Such persons may make extracts therefrom at their expense.

10.04	TRANSFERS. All transfers of shares of the Company’s capital stock and all particulars pertaining thereto shall be recorded in the register of transfers or the branch registers of transfer. The recording of a transfer of shares of the Company’s capital stock in the register of transfers or the branch registers of transfer kept at the head office of the Company or elsewhere in accordance with the By-laws shall constitute a valid and complete transfer. Unless otherwise provided in the Act, no transfer of shares of the Company’s capital stock may be set up against the Company as long as it has not been recorded in all the registers of transfers or all the branch registers of transfers, regardless of the place of issuance of the share certificate representing the shares so transferred. Except for shares listed on a recognized stock exchange, the Directors may refuse to record any transfer of shares belonging to a shareholder indebted to the Company. Par-value shares that have not been paid in full may not be transferred without the consent of the Directors if a provision to such effect appears in the Articles of the Company. Shares in respect of which the balance of the purchase price has become payable by reason of a call may not be transferred until such balance has been paid in full.

10.05	CLOSING OF BOOKS. The Board of Directors may fix in advance a date as the record date for the determination of the shareholders entitled to receive payment of any dividend or to obtain a right, including a right to subscribe for shares of the Company’s capital stock.

10.06	TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint transfer agents or a registrar of transfers of shares of the Company’s capital stock and make regulations pertaining to such transfers. All share certificates issued after such appointment shall be countersigned by one of the transfer agents or the registrar of transfers, as the case may be, and certificates of transfer shall not be valid unless so countersigned. The Directors shall have the power to remove the transfer agents or the registrar of transfers appointed by them.

11.	FISCAL YEAR, ACCOUNTS AND AUDIT

11.01	FISCAL YEAR. The Company’s fiscal year will be determined and may be changed, if required, by resolution of the Board of Directors.

11.02	AUDITOR. The Auditor shall be appointed each year by the shareholders at their annual meeting. His remuneration shall be fixed by the Directors. No Director or Officer of the Company may be appointed as Auditor. If the Auditor ceases to act for any reason whatsoever prior to the expiry of his term, the Directors may fill the vacancy by appointing a replacement, who will hold that office until the expiry of the term. The shareholders may also appoint more than one Auditor of the Company’s accounts and may require that such accounts be audited more than once per year.

12.	CONTRACTS, BILLS OF EXCHANGE AND BANKING BUSINESS

12.01	CONTRACTS.

Financial commitments: In the absence of a resolution of the Board of Directors to such effect, any financial commitments of the Company not requiring a specific authorization of the Board of Directors or the shareholders of the Company may be validly signed, on behalf of the Company, by the President, the Chief Executive

Officer, the Chief Operating Officer, or the Executive Vice-President; or by two Officers of the Company.

Other contracts: Acts, contracts, secrecy agreements, securities, debentures and other documents requiring the Company’s signature may be validly signed on behalf of the Company, in the absence of a resolution of the Board of Directors to such effect, by the President, the Chief Executive Officer, the Executive Vice-President, or the Chief Operating Officer; or by two Officers of the Company. However, license grants may be validly signed on behalf of the Company, in the absence of a resolution of the Board of Directors to such effect, by two Officers, one of which must be the President, the Chief Executive Officer, the Chief Operating Officer, or the Executive Vice-President.

The Board of Directors may authorize any person to sign any commitments on behalf of the Company and such authorization may be given by resolution in general or specific terms.

12.02	BILLS OF EXCHANGE. Cheques or other bills of exchange drawn, accepted or endorsed on behalf of the Company shall be signed by one or more persons authorized by the Board of Directors.

12.03	DEPOSITS. The funds of the Company may be deposited to the Company’s credit at one or more than one bank or financial institution located either within or outside Canada and designated for such purpose by resolution of the Directors.

12.04	FURNISHING OF SECURITY. The securities of the Company may be furnished as security at one or more than one bank or financial institution located either within or outside Canada and chosen by resolution of the Directors.

13.	DECLARATIONS

The Chairman of the Board of Directors, the President and Chief Executive Officer, the Vice-Chairman of the Board of Directors, any Vice-President, the Secretary and their assistants, and any other Officer or person authorized by the Board of Directors, the President and Chief Executive Officer of the Company, any Vice-President or the Secretary are respectively authorized to appear and make answer for the Company to all writs, orders and interrogatories upon articulated facts issued by any court, to declare for and on behalf of the Company any answer to writs of attachment by way of garnishment in which the Company is garnishee, to make all affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Company is a party, to make demands of abandonment or petition for winding-up or bankruptcy orders upon any debtor of the Company and to grant proxies and do any other thing or perform any other act in connection therewith which they deem to be in the best interest of the Company.